CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-51881), Form S-3 (No. 33-49401), Form S-3 (No. 33-36868), Form S-3 (No. 333-03803), Form
S-8 (No. 2-94539), Form S-8 (No. 33-49693),  Form S-8 (No. 333-03057),  and Form
S-8 (No. 333-03055) of National Fuel Gas Company of our report dated October 30, 1996, except as to Note H, which is as of November 8, 1996, appearing on page 46 of this Form 10-K.




PRICE WATERHOUSE LLP

Buffalo, New York
December 18, 1996